UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2011

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2011, dELiA*s, Inc. (the “Company”) and Alloy, Inc. (“Alloy”) entered into a letter agreement (the “Letter Agreement”) amending certain provisions of the Amended and Restated Media Services Agreement dated November 8, 2010 (the “A/R Media Services Agreement”), between the Company and Alloy. The letter agreement provides, among other things, that following May 6, 2011, the Company will look to Armed Forces Communications, Inc., the purchaser of certain of Alloy’s business operations, rather than Alloy for each covenant and condition of, and each liability or other obligation with respect to, the Outbound Sampling and In Store Promotions services originally required to be provided by Alloy under the A/R Media Services Agreement.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, a copy of which is being filed as Exhibit 10.01 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated May 6, 2011, between dELiA*s, Inc. and Alloy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: May 10, 2011	By:	/s/ David J. Dick
David J. Dick, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated May 6, 2011, between dELiA*s, Inc. and Alloy, Inc.